Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)
Gaylord Entertainment Company*
(Issuer with respect to the Securities)

Delaware	73-0664379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214
(Address of Principal Executive Offices)	(Zip Code)
*See attached table for additional issuers
Debt Securities
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS*

	State or Other	Primary Standard	IRS
	Jurisdiction of	Industrial	Employer
Exact Name of Registrant as Specified in its	Incorporation or	Classification Code	Identification
Charter or Organizational Document*	Organization	Number	Number
CCK Holdings, LLC	Delaware	7990	02-0689400
Corporate Magic, Inc.	Texas	7990	75-2620110
Country Music Television International, Inc.	Delaware	7990	62-1706006
Gaylord Creative Group, Inc.	Delaware	7990	62-1673308
Gaylord Destin Resorts, LLC	Delaware	7000	20-5992113
Gaylord Finance, Inc.	Delaware	7990	20-8055498
Gaylord Hotels, Inc.	Delaware	7011	11-3689948
Gaylord Investments, Inc.	Delaware	7990	62-1619801
Gaylord Mesa, LLC	Delaware	7011	26-3274820
Gaylord Mesa Convention Center, LLC	Delaware	7011	26-3345430
Gaylord National, LLC	Maryland	7011	43-2062851
Gaylord Program Services, Inc.	Delaware	7990	95-2767112
Grand Ole Opry, LLC	Delaware	7990	20-5991991
Grand Ole Opry Tours, Inc.	Tennessee	7990	62-0882286
OLH, G.P.	Tennessee	7990	62-1586927
OLH Holdings, LLC	Delaware	7990	11-3689947
Opryland Attractions, LLC	Delaware	7990	62-1618413
Opryland Hospitality, LLC	Tennessee	7011	62-1586924
Opryland Hotel Nashville, LLC	Delaware	7011	62-1838230
Opryland Hotel-Florida Limited Partnership	Florida	7011	62-1795659
Opryland Hotel-Texas Limited Partnership	Delaware	7011	62-1798694
Opryland Hotel-Texas, LLC	Delaware	7011	11-3689950
Opryland Productions, Inc.	Tennessee	7990	62-1048127
Opryland Theatricals, Inc.	Delaware	7990	62-1664967
Wildhorse Saloon Entertainment Ventures, Inc.	Tennessee	7990	62-1706672

*	Address and telephone numbers of the principal executive offices of each of the registrants listed above are the same as that of Gaylord Entertainment Company.

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th of May, 2009.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Richard Prokosch Richard Prokosch
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: May 7, 2009

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Richard Prokosch Richard Prokosch
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2009
($000’s)

3/31/2009
Assets
Cash and Balances Due From	$6,290,222
Depository Institutions
Securities	37,422,789
Federal Funds	3,418,378
Loans & Lease Financing Receivables	180,410,691
Fixed Assets	4,527,063
Intangible Assets	12,182,455
Other Assets	14,275,149

Total Assets	$258,526,747

Liabilities
Deposits	$175,049,211
Fed Funds	10,281,149
Treasury Demand Notes	0
Trading Liabilities	745,122
Other Borrowed Money	34,732,595
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,523,925

Total Liabilities	$235,111,969

Equity
Minority Interest in Subsidiaries	$1,650,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	9,103,571

Total Equity Capital	$23,414,778

Total Liabilities and Equity Capital	$258,526,747

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Raymond S. Haverstock Vice President
Date: May 7, 2009